Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-54546, 333-82999, 333-111524, 333-105275, 333-99831, 333-139429, 333-151117, 333-151118, 333-155934, 333-156203, and 333-156615 on Form S-3 and Nos. 333-39833, 333-73115, 333-01111, 033-56501, 333-39881, 333-73117, 333-53174, 333-30954, 333-90047, 333-73113, 333-111322, 333-101795, 333-72882, 333-66372, 333-154833, and 333-155935 on Form S-8 of our report dated August 28, 2009 (November 13, 2009, as to the effects of the retrospective adoption of Financial Accounting Standards Board Staff Position No. APB 14-1 Accounting for Convertible Debt Instruments that May be Settled in Cash Upon Conversion (Accounting Standards Codification “ASC” 470 20, Debt with Conversion and Other Options), as disclosed in Notes 1, 9, 16, 18, 21, and 23), relating to the consolidated financial statements of AmeriCredit Corp. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109, (ASC 710, Income Taxes)) appearing in this Current Report on Form 8-K of AmeriCredit Corp. for the year ended June 30, 2009.

/s/ Deloitte & Touche LLP

Dallas, Texas

November 16, 2009